UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2012

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54471	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road Suite 1400 Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 3.03	Material Modification to Rights of Security Holders
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Payment and Settlement Agreement

On June 30, 2012, the Company, the Company’s wholly-owned subsidiaries, ASEN 2, Corp. (“ASEN 2”) and American Standard Energy Corp., and XOG Operating LLC (“XOG”), entered into a Payment and Settlement Agreement (the “Payment Agreement”) whereby the Company agreed to issue 4,444,445 shares (the “XOG Shares”) of the Company’s common stock (the “Common Stock”) to XOG at a price per share equal to $2.25 as payment of the $10,000,000 outstanding and owed to XOG pursuant to certain Joint Interest Billing Statements (“JIBs”) issued by XOG from January 1, 2012, through and including June 30, 2012 and delivered to the Company’s subsidiaries in connection with certain Joint Operating Agreements.

Pursuant to the terms of the Payment Agreement, the Company granted piggy-back registration rights with respect to XOG Shares if the Company files a registration statement in connection with an underwritten public offering within one year from the date of the Payment Agreement.

Exchange Agreement

On June 30, 2012, the Company entered into an Exchange Agreement with Geronimo Holding Corporation (“Geronimo”) pursuant to which the Company agreed to issue 35,400 shares (the “Geronimo Shares”) of the Company’s newly created Series A Cumulative Convertible Preferred Stock (“Preferred Stock”) to Geronimo having the rights and preferences set forth in a Certificate of Designation in exchange for the cancelation of a $35 million principal amount note (the “Note”) made by the Company in favor of Geronimo on March 5, 2012 in connection with a purchase and sale agreement (the “Purchase Agreement”) pursuant to which the Company acquired certain oil and gas leasehold properties, including any accrued and unpaid interest thereon.

The terms of the Purchase Agreement provided for a reduction or setoff of the principal amount of the Note under certain conditions. Pursuant to the terms of the Exchange Agreement, in the event that the Company would have been entitled to any reduction in or setoff against the principal amount of the Note pursuant to the terms of the Purchase Agreement, Geronimo is obligated to transfer a portion of the Geronimo Shares equal to one share of Preferred Stock and any dividends accrued thereon for each $1,000 that would have resulted in a reduction in, or setoff against, the principal amount of the Note.

Pursuant to the Certificate of Designation, the Preferred Stock accrues cumulative dividends semi-annually at a rate per share equal to 7.5% per annum. The holders of the Preferred Stock shall receive dividends when and if declared by the Company’s board of directors in preference to and priority over dividends declared on the Common Stock. Dividends are payable by the Company in either additional shares of Preferred Stock for dividends accrued on or before June 30, 2014 or cash. Holders of Preferred Stock shall be entitled to receive $1,000 per share in the event of a liquidation with priority over the Common Stock.

The Preferred Stock is convertible into shares of common stock at a rate of 333.333 shares of Common Stock per share of Preferred Stock (the “Conversion Rate”) or an initial conversion price of $3.00 per share on or after the later of (i) March 6, 2013 and (ii) the date on which the Company increases the authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock on a fully-diluted basis. The Company is entitled to decrease the Conversion Rate one time on or before June 30, 2014 to equal the quotient of $1,000 divided by the average closing sale price for the ten trading day period after the Company makes the election, the effect of which would be to increase the conversion price. The Company has the right, in its sole discretion, to cause all Preferred Stock to be automatically converted into shares of Common Stock at the Conversion Rate if the closing sale price of the Common Stock equals or exceeds 150% of $3.00 for at least 10 trading days during any 20 consecutive trading day period. Holders of Preferred Stock are not entitled to any voting rights, except as required by law.

The Company is affiliated with XOG and Geronimo and has a working relationship with XOG, an exploration and production operator based in Midland, Texas. XOG is currently contracted to operate the existing wells currently held by the Company in the Permian Basin region.  Randall Capps has controlling ownership of XOG and Geronimo, and is a member of the Company’s board of directors.  Through Mr. Capps’ direct and indirect holdings of the Company’s Common Stock, Mr. Capps beneficially owns over majority of the Company’s Common Stock and is the largest shareholder of the Company’s Common Stock and Preferred Stock.  Mr. Capps is also the father-in-law of Scott Feldhacker, the Company’s chief executive officer and a director.

The Exchange Agreement, Payment Agreement and the related transactions were approved by the Special Committee. The Special Committee also obtained a fairness opinion from Vantage Point Advisors that stated that the terms of the agreements were fair from a financial point of view to the holders of the Common Stock of the Company, other than the affiliated parties.

The issuances of the XOG Shares and the Geronimo Shares were not registered under the Securities Act and the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The issuances were not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, XOG and Geronimo represented that they had the necessary investment intent as required by Section 4(2) since XOG and Geronimo agreed to and received securities bearing a legend stating that such securities are restricted pursuant to the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by reference to these agreements, all of which are attached as exhibits hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
4.1	Certificate of Designation of Series A Cumulative Convertible Preferred Stock
10.1	Exchange Agreement by and between the Company and Geronimo Holding Corporation dated as of June 30, 2012
10.2	Payment and Settlement Agreement by and among the Company, ASEN 2, Corp. and XOG Operating LLC, dated as of June 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2012	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer